UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

SENTISEARCH, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SENTISEARCH, INC.
QUESTIONS AND ANSWERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CORPORATE GOVERNANCE
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS

SENTISEARCH, INC.

May   , 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SentiSearch, Inc. (the “Company”) to be held on Tuesday, June 24, 2008 at 10:30 a.m., at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, NY 10103, for the following purposes:

(i) the election of three directors to serve until the 2009 annual meeting or until their respective successors are elected and have been qualified;

(ii) the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock; and

(iii) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please either vote by telephone or internet or by promptly signing and returning your proxy card in the enclosed envelope. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for your comments and discussion relating to the Company.

I look forward to seeing you at the meeting.

Sincerely,

Joseph K. Pagano
Chairman and Chief Executive Officer

SENTISEARCH, INC.
1217 South Flagler Drive, 3rd Floor
West Palm Beach, FL 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 24, 2008

Notice is hereby given that the Annual Meeting of Stockholders of SentiSearch, Inc. (the “Company”) will be held on Tuesday, June 24, 2008 at 10:30 a.m., at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, NY 10103 for the following purposes:

(i) the election of three directors to serve until the 2009 annual meeting or until their respective successors are elected and have been qualified;

(ii) the approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock; and

(iii) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a Company stockholder of record at the close of business on May 23, 2008. You are cordially invited to attend the Annual Meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET OR MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph K. Pagano,
Chairman and Chief Executive Officer

May   , 2008

SENTISEARCH, INC.
1217 South Flagler Drive, 3rd Floor
West Palm Beach, FL 33401

PROXY STATEMENT

QUESTIONS AND ANSWERS

1.	Q: Why am I receiving these materials?

A:  This Proxy Statement and enclosed forms of proxy (first mailed to stockholders on or about May   , 2008) are furnished in connection with the solicitation by our Board of Directors of proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The Annual Meeting will be held on Tuesday, June 24, 2008 at 10:30 a.m., at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, NY 10103. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: What is the purpose of the Annual Meeting?

A:  The Annual Meeting is being held (1) to have our stockholders elect three directors, each to serve for a term of one year until the annual meeting of stockholders in 2009 or until the election and qualification of his successor; (2) to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock; and (3) to transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: How may I obtain your Annual Report for 2007?

A:  A copy of our Annual Report on Form 10-KSB, including financial statements, as amended, for the year ended December 31, 2007, is enclosed herewith. The Annual Report on Form 10-KSB, as amended, is not part of this Proxy Statement.

4.	Q: Who may attend the Annual Meeting?

A:  Stockholders of record as of the close of business on May 23, 2008, or their duly appointed proxies, may attend the meeting. Stockholders whose shares are held through a broker or other nominee will need to bring a copy of a brokerage statement reflecting their ownership of our Common Stock as of the record date.

5.	Q: Who is entitled to vote at the Annual Meeting?

A:  Only stockholders of record as of the close of business on May 23, 2008 are entitled to vote at the Annual Meeting. On that date, 7,694,542 shares of Common Stock, par value $.0001 per share, were issued and outstanding. Each stockholder is entitled to one vote per share of our Common Stock that he, she or it holds.

6.	Q: Who is soliciting my vote?

A:  The principal solicitation of proxies is being made by the Board of Directors by mail. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

7.	Q: How does the Board of Directors recommend that I vote?

A:  The Board of Directors recommends that stockholders vote shares “FOR” the election of the nominees to the Board of Directors and “FOR” the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock.

8.	Q: How will voting on any other business be conducted?

A:  Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any other business that may properly come before the Annual Meeting, your signed proxy gives authority to the persons named therein. Those persons may vote on such matters at their discretion and will use their best judgment with respect thereto.

9.	Q: What is the difference between a “stockholder of record” and a “street name” holder?

A:  These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

10.	Q: How do I vote my shares if I am a stockholder of record?

A:  Enclosed is a proxy card for the shares of stock held by you on the record date. You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. Unless otherwise indicated on the proxy, shares represented by any proxy will, if the proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for directors and “FOR” the amendment of our Certificate of Incorporation. You may also vote by telephone or internet.

11.	Q: How do I vote by telephone or electronically?

A:  Instead of submitting your vote by mail on the enclosed proxy card, your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

12.	Q: How do I vote my shares if they are held in street name?

A: If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

13.	Q: Can I change or revoke my vote?

A:  Yes. Any proxy executed and returned to us is revocable by delivering a later signed and dated proxy or other written notice to our Secretary at any time prior to its exercise. Your proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

14.	Q: What constitutes a “quorum”?

A:  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, either in person or represented by proxy, constitutes a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

15.	Q: What are the voting requirements to approve each proposal?

A.  Directors are elected by a plurality of votes cast by holders of shares entitled to vote. This means that the director nominees with the most votes for the positions available are elected. The approval of the amendment to our Certificate of Incorporation requires the vote of at least a majority of our issued and outstanding shares of Common Stock.

16.	Q: What if I abstain from voting or withhold my vote?

A:  Stockholders entitled to vote for the election of directors can abstain from voting or withhold the authority to vote for any nominee. If you attend the meeting or send in your signed proxy with instructions to withhold authority to vote for one or more nominees, you will be counted for the purposes of determining whether a quorum exists. Abstentions and instructions on the accompany proxy card to withhold authority to vote will result in the respective nominees receiving fewer votes.

However, the number of votes otherwise received by the nominee will not be reduced by such action. If you abstain from voting on the approval of the amendment to the Certificate of Incorporation, your abstention will have the same effect as a vote against this proposal.

17.	Q: Will my shares be voted if I do not sign and return my proxy card or vote by telephone or internet?

A:  If you are a stockholder of record and you do not sign and return your proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. With regard to the proposal to approve the amendment to the Certificate of Incorporation, this is the functional equivalent to voting against the proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at their discretion on routine matters, but may not vote your shares on nonroutine matters.

18.	Q: What is a “broker non-vote”?

A:  “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of Common Stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from these customers, are not permitted to vote on nonroutine matters. Since the election of directors is a routine matter, a broker may turn in a proxy card voting shares at its discretion and without receiving instructions from you. Because the amendment to the Certificate of Incorporation is not a routine matter, your broker or nominee may not vote your shares on this matter without receiving instructions.

19.	Q: What is the effect of a broker non-vote?

A:  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum and will result in the respective nominees for director receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. With regard to the proposal to approve the amendment to the Certificate of Incorporation, broker non-votes will have the same effect as an “AGAINST” vote.

20.	Q: When are stockholder proposals due in order to be included in our Proxy Statement for the 2009 Annual Meeting?

A:  Any proposal that you wish to present for consideration at the 2009 Annual Meeting must be received by us no later than February   , 2009. This date provides sufficient time for inclusion of the proposal in the 2009 proxy materials.

21.	Q: Can I receive more than one set of Annual Meeting materials?

A:  If you share an address with another stockholder, each stockholder is not expected to receive a separate copy of our Annual Report on Form 10-KSB, as amended, and Proxy Statement. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Secretary at 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401, telephone (561) 653-3284. If you share an address with another stockholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report on Form 10-KSB in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our Common Stock as of May 10, 2008 and, separately as adjusted to reflect the beneficial ownership of our Common Stock assuming the approval by our stockholders of the amendment to our Certificate of Incorporation to increase our authorized capital as provided in Proposal No. 2 by (1) each of our stockholders who is known to us to be a beneficial owner of more than 5% of our outstanding Common Stock, (2) each of our current directors and director nominees, (3) our named executive officer, and (4) our executive officer and all of our directors as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

				Amount of Beneficial
				Ownership		Percentage of
	Amount of Beneficial		Percentage	of Common Stock		Common Stock
	Ownership		of Common	Assuming Approval		Assuming Approval
Name and Address of Beneficial Owner	of Common Stock		Stock	of Proposal No. 2(6)		of Proposal No. 2(6)

Joseph K. Pagano	671,450	(1)	8.73%	1,315,265	(1)	11.30%
1217 South Flagler Drive, 3rd Floor West Palm Beach, Florida 33401
Frederick R. Adler	653,573		8.49%	1,229,099		10.56%
1520 S. Ocean Boulevard Palm Beach, Florida 33480
Thomas J. Livelli	119,380		1.55%	119,380		1.03%
7541 Fallen Oak Drive Verona, Wisconsin 53593
Erik R. Lundh	55,000	(2)	*	55,000	(2)	*
c/o Heidrick & Struggles One California Street, Ste. 2400 San Francisco, CA 94111
Samuel A. Rozzi	572,525	(3)	7.44%	1,076,498	(3)	9.25%
c/o Corporate National Realty Inc. 7600 Jericho Turnpike Woodbury, New York 11797
The Joseph A. Pagano, Jr. 2007 Trust	600,000		7.79%	1,128,157		9.69%
1217 South Flagler Drive, 3rd Floor West Palm Beach, Florida 33401
Longview Partners, L.P.	670,327	(4)	8.71%	1,260,458	(4)	10.83%
c/o Adler & Co. 400 Madison Ave. Suite 7C New York, NY 10017
Susan Chapman	697,394	(5)	9.06%	1,287,525	(5)	11.06%
c/o Adler & Co. 400 Madison Ave., Suite 7C New York, NY 10017
Executive officer and all directors as a group (4 persons)	1,499,403	(1)(2)	19.49%	2,718,744	(1)(2)	23.35%

*	Represents less than 1%.

(1)	Includes 25,000 shares of Common Stock held of record by the Joseph A. Pagano, Jr. Trust. Mr. Pagano disclaims beneficial ownership of all shares other than those held in his name except to the extent of his pecuniary interest therein. Does not include the shares of Common Stock held of record by The Joseph A. Pagano Jr. 2007 Trust, a trust for which Mr. Pagano has no investment control or right to revoke.

(2)	Includes 2,500 shares held of record by each of Mr. Lundh’s son and daughter. Mr. Lundh disclaims beneficial ownership of these shares. Includes 50,000 shares issuable upon the exercise of stock options to purchase share of our Common Stock that are exercisable within 60 days of May 10, 2008.

(3)	Includes 150,000 shares held by Scarsdale Limited Partnership, of which Mr. Rozzi is general partner. Mr. Rozzi’s daughter and The Samuel A. Rozzi Grantor Retained Annuity Trust, of which Mr. Rozzi’s daughter is trustee, are the sole limited partners of Scarsdale Limited Partnership. Mr. Rozzi disclaims beneficial ownership of all shares other than those held in his name except to the extent of his pecuniary interest therein.

(4)	Susan Chapman is the general partner of Longview Partners, L.P., which is the registered holder of these shares. Mrs. Chapman is an adult daughter of Frederick R. Adler.

(5)	Includes the shares held of record by Longview Partners, L.P. (of which Mrs. Chapman is the general partner), 300 shares held in trusts for the benefit of Mrs. Chapman’s children and 26,767 shares held of record by Mrs. Chapman’s spouse.

(6)	Assumes 11,641,910 shares of our Common Stock outstanding following the approval by our stockholders of Proposal No. 2, the amendment to our Certificate of Incorporation and pursuant to the subscription agreements entered into effective as of May 9, 2008 to purchase shares of Common Stock, pending such stockholder approval. Based upon the closing stock price of our Common Stock on May 9, 2008, Mr. Pagano, Mr. Adler, Mr. Rozzi, The Joseph A. Pagano Jr. 2007 Trust and Longview Partners, L.P. (Susan Chapman as the general partner), subscribed to purchase 643,815, 575,526, 503,973, 528,157 and 590,131 shares respectively.

We are presently targeting to raise an additional $200,000 from the investors who participated in the May 9, 2008 financing on terms that are substantially similar in all material respects to the terms of the May 9, 2008 financing. The amounts set forth herein to not include any additional shares of our Common Stock that may be purchased in the anticipated additional capital raise. To the extent that the closing price of our Common Stock on the closing date of the anticipated additional financing is the same as it was on May 9, 2008, and assuming approval of Proposal No. 2, an additional $200,000 of capital would purchase 1,052,631 additional shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC, and to furnish to us copies of such reports. Based solely on the review of the copies of the forms furnished to us during the December 31, 2007 fiscal year, no insider was late in filing a Form 3, Form 4 or Form 5 under Section 16(a)(2) of the Exchange Act, except that Mr. Pagano filed a Form 5 for the December 31, 2007 fiscal year on April 18, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than seven members. The Board of Directors is currently fixed at four members (including one member who is not standing for reelection). At the Annual Meeting, three directors are to be elected to hold office until the 2009 Annual Meeting or until their successors have been elected and have qualified. Proxies may not be voted for a greater number of persons than three.

All director nominees are currently serving on the Board of Directors. We believe that each director nominee will be able to stand for election. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board of Directors. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the three nominees, unless you indicate on the proxy card that your vote should be withheld from any of the nominees. Each nominee elected as a director will continue in office until his successor has been elected and qualified, or until earlier termination of his or her service.

The age, principal occupation and certain other information for each director nominee are set forth below.

Joseph K. Pagano, age 63, has served as our Chief Executive Officer, Secretary and Treasurer and as the Chairman of our Board since our formation in October 2006 and as the Chairman of the Board of Sentigen Holding Corp. (“Sentigen”), the entity from which our company was spun-out, from 1996 until November 2006. He served as Sentigen’s Chief Executive Officer and President from 1996 through March 21, 2006. Mr. Pagano has been a private investor for more than the past five years. Mr. Pagano has been active in venture capital for over 20 years, with investments in a wide variety of industries, including information and technology, medical equipment, biotechnology, communications, retailing and outsourcing. He was a founding investor in Ribi Immunochem, one of the earliest biotechnology companies to go public and one of the first to focus on cancer vaccines. He participated in the early round financing of Amcell Cellular Communication, which was sold to Comcast. He was a founding investor of NMR of America, the first MRI center business to go public and was also a founding shareholder and director of Office Depot, the first office warehouse to go public.

Frederick R. Adler, age 82, has been our director since our formation in October 2006 and was a director of Sentigen Holding from May 1996 until November 2006. Mr. Adler is Managing Director of Adler & Company, a venture capital management firm he organized in 1968, and a general partner of its related investment funds. He is also a director of SIT Investments, Inc., an investment management firm located in Minneapolis, Minnesota and from 1977 to 1995 was a trustee and member of the Finance Committee of Teachers Insurance and Annuity Association. Mr. Adler is a retired partner of the law firm of Fulbright & Jaworski L.L.P. and was previously a senior partner in the firm and of counsel to the firm. From 1982 to 1996 he was a director of Life Technologies, Inc., a significant supplier in the biotechnology area, serving at various times until January 1, 1988 as either its Chairman or its Chief Executive Officer and after 1988 as Chairman of its Executive Committee. He has been a founding investor and a director of a number of technology entities including Data General Corporation, Applied Materials, Inc., Biotechnology General (now Savient) and Synaptic. In 1998, Mr. Adler received an honorary doctorate from the Technion-Israel Institute of Technology in recognition of his work in the Israeli high technology industry.

Erik R. Lundh, age 38, has been our director since May 2007. Mr. Lundh currently leads the biotechnology sector of Heidrick & Struggles’ global life sciences practice, and he manages the firm’s San Francisco office. He joined Heidrick & Struggles in 2006 and has more than 16 years experience in the life sciences industry. From 2005 to 2006, Mr. Lundh served as a client partner with Korn/Ferry, an international executive search firm. From 2003 to 2004, Mr. Lundh was executive vice president of commercial operations for Sentigen. Earlier, Mr. Lundh worked for several life sciences companies in operating roles spanning corporate strategy, business development, sales and marketing, and commercial operations.

Our Common Stock trades on the OTCBB, which currently does not have director independence requirements. Messrs. Adler and Lundh have been deemed by our Board of Directors to be “independent” directors, as defined under the standards of independence set forth in the Marketplace Rules of the NASDAQ Stock Market, although these independent director standards do not directly apply to us because we do not have any securities that are listed on NASDAQ.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On March 27, 2008, and subsequently modified on May 14, 2008, the Board of Directors adopted a resolution declaring it advisable to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.0001 par value, per share from 8,000,000 to 20,00,000 shares, subject to approval by the stockholders. The form of the proposed amendment (the “Amendment”) is attached as Appendix A.

At May 15, 2008, there were 7,694,542 shares of our Common Stock outstanding. As of the same date, 305,458 shares were reserved for issuance upon exercise of outstanding stock options. Assuming exercise of these stock options, we would have a total of 8,000,000 shares of our Common Stock outstanding, which is the maximum amount currently authorized under our Certificate of Incorporation.

On March 27, 2008 and May 14, 2008, we granted stock options to purchase 425,000 shares and 100,000 shares, respectively, of our Common Stock, each at an exercise price of $0.19 per share (being the then public trading market price per share of our Common Stock) and a term of ten years, to certain key consultants and to one of our directors, respectively. Of these stock options, options to purchase 269,542 shares of Common Stock are exercisable subject to stockholder approval of the Amendment. In the event that stockholder approval of the Amendment is not obtained, these stock options will not be exercisable. In addition, of these stock options, options to purchase 258,334 shares of Common Stock are immediately vested (subject to stockholder approval of the Amendment) and options to purchase 266,666 shares of Common Stock shall vest ratably on the first two anniversaries of the grant date, subject to the recipients’ continuous service with the Company. On May 23, 2008, the aggregate market value of the 269,542 shares of Common Stock underlying the portion of the stock options that are exercisable subject to stockholder approval of the Amendment was equal to $51,213 and the aggregate market value of the 525,000 shares of Common Stock underlying all of the stock options granted in March and May 2008 was equal to $99,750 (in each case based on the closing price of $0.19 per share on this date).

In May 2008, certain of our stockholders, including our Chairman and Chief Executive Officer and a member of the Board of Directors, subscribed to purchase an aggregate of 3,947,368 shares of Common Stock for an aggregate purchase price of $750,000 (the “Subscription”), based upon the closing price of $0.19 per share of our Common Stock on the closing date. There are currently insufficient shares reserved for the issuance of the shares pursuant to the Subscription, which is subject to stockholder approval of the Amendment. In the event that stockholder approval of the Amendment is not obtained, the shares subscribed for in May will not be issued and the Subscription instead will be converted automatically into a subscription for debt of the Company. If issued, the debt will be evidenced by a promissory note maturing on the anniversary of the date of issuance, and bearing interest at 10% per annum. Since there are currently insufficient shares reserved for the exercise of these option grants and for the Subscriptions, there are also no shares available for other purposes.

We believe that the Amendment is in the best interests of the Company and its stockholders, to maintain flexibility in responding to business and financing needs and opportunities. In addition to the proposed issuances described above, the additional shares may be used for any proper corporate purposes without further stockholder approval. These purposes may include raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding our business through acquisitions and other investment opportunities and other purposes. If the stockholders do not approve this proposal to increase the number of authorized shares, we will be unable to sell shares of our Common Stock in the above described financing, may have difficulty retaining the services of our key consultants and otherwise be hampered in our ability to operate the Company effectively. Management is unaware of any specific effort to obtain control of the Company, and has no present intention of using the proposed increase in the number of authorized shares of Common Stock as an anti-takeover device. However, our authorized but unissued Common Stock could be used to make an attempt to effect a change in control more difficult.

The issuance of shares of Common Stock pursuant to the Subscription will dilute the ownership and voting rights of stockholders who did not participate in the Subscription. In addition, to the extent that the largest stockholders participated in the Subscription, their increased stockholdings could give them increased control over company decisions, including stockholder voting pertaining to the election of the board of directors and changes in control. In the event of approval of the Amendment and the subsequent issuance of shares of our Common Stock to participants in the Subscription, Mr. Pagano, our Chairman and Chief Executive Officer, and Mr. Adler, a member of our Board of Directors, will beneficially own 11.30% and 10.56% of our outstanding Common Stock. These percentages do not include, in the case of Mr. Pagano, beneficial ownership of an additional 9.69% of our Common Stock held of record by The Joseph A. Pagano Jr. 2007 Trust, a trust for which Mr. Pagano has no investment control or right to revoke and, in the case of Mr. Adler, beneficial ownership of an additional 11.06% of our Common Stock held of record by Susan Chapman, the adult daughter of Mr. Adler. Stockholders should also recognize that the issuance of additional shares of Common Stock in the future might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our Common Stock.

In considering the recommendation of our Board of Directors in favor of the Amendment, stockholders should be aware that Mr. Adler, a member of our Board of Directors and Mr. Pagano, our Chairman and Chief Executive Officer, participated in the Subscription and have an interest in the Amendment because they have purchased shares of Common Stock pending the approval of the Amendment by our stockholders. Further, we are presently targeting to raise an additional $200,000 from the investors who participated in the May 9, 2008 closing, including Messrs. Adler and Pagano. The terms of the additional financing will be substantially similar in all material respects to the terms of the May 9, 2008 financing. Please refer to the section herein titled “Beneficial Ownership of Certain Beneficial Owners and Management” for additional information on the holdings of our directors and executive officer following the approval of the Amendment and closing of the Subscription and the possible additional $200,000 financing.

Other than as discussed herein, we have no other plans, proposals or arrangements at this time to issue additional shares of Common Stock.

If the Amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Certificate of Incorporation by the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

EXECUTIVE COMPENSATION

Executive Officer Compensation.

Joseph K. Pagano is our only executive officer and presently serves as our Chief Executive Officer, Secretary and Treasurer. Mr. Pagano is not compensated for the services he provides other than with respect to reimbursement of out of pocket expenses actually incurred. In the future, if and when our operations so dictate, we may approve payment of salaries for our executive officer, but currently, no such plans have been approved. We do not have an employment agreement or any other such written agreement with Mr. Pagano. We also do not currently provide Mr. Pagano with any benefits, such as health insurance, life insurance or any other such benefits. We have no equity compensation plans, other than individual option grants.

Director Compensation.

The following table sets forth a summary of the compensation we paid to our directors during fiscal year 2007.

	Option Awards(1)	Total
Name	($)	($)

Joseph K. Pagano	—	—
Frederick R. Adler	—	—
Thomas J. Livelli	—	—
Erik R. Lundh(2)	$1,490	$1,490

(1)	The amounts in this column represent the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007. Assumptions used in the calculation of these amounts for the 2007 fiscal year are included in Note 7 to our audited financial statements for the 2007 fiscal year included in our Annual Report on Form 10K-SB.

(2)	In connection with Mr. Lundh’s appointment to the Board of Directors, on May 16, 2007, the effective date of his appointment, Mr. Lundh received a one-time special grant of an option to purchase 50,000 shares of our Common Stock. The options vested immediately and were granted at an exercise price equal to the closing price of our Common Stock on the grant date. The grant date fair value per option for Mr. Lundh’s stock option award was $0.18.

Typically, our directors are not compensated for the services they provide other than with respect to reimbursement of out of pocket expenses actually incurred. In the future, if and when our operations so dictate, we may approve payment of retainers for our directors, but currently, no such plans have been approved. On May 14, 2008, we made a one-time special grant of an option to purchase 100,000 shares of our Common Stock to Mr. Adler. The options are immediately exercisable, subject to stockholder approval of the amendment to our Certificate of Incorporation set forth in Proposal No. 2, and were granted at an exercise price equal to the closing price of our Common Stock on the grant date. The grant date fair value per option for Mr. Adler’s stock option award was $0.19.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 21, 2007, we issued a demand promissory note in favor of each of Mr. Frederick R. Adler, Mr. Joseph K. Pagano, D.H. Blair Investment Banking Corp. and Mr. Samuel A. Rozzi (together, the “Lenders”), evidencing loans extended to us in the principal amount of $50,000, $50,000, $50,000 and $30,000, respectively, by the Lenders, for an aggregate amount of $180,000. The promissory notes accrue interest at Citibank N.A.’s reported prime rate plus 3%, which is due and payable at the time the principal amount of each respective promissory note becomes due. The promissory notes have a maturity date of June 22, 2009, except that each Lender may demand the payment of all of the outstanding principal and interest of his or its respective promissory note at any time prior to the maturity date. At the time of the loan transaction, each of the Lenders was the beneficial owner of 5% or more of the outstanding shares of our Common Stock. In addition, Mr. Pagano is our Chief Executive Officer and the Chairman of our Board of Directors, and Mr. Adler is a member of our Board of Directors. As of December 31, 2007, the entire principal amounts of the loans was outstanding and no interest payments had been made. Accrued interest on the promissory notes amounted to $10,402 at December 31, 2007. On May 9, 2008, in connection with the financing discussed below, (i) $24,675 of the outstanding amount of Mr. Pagano’s promissory note was applied to the subscriptions made by Mr. Pagano and a trust for the benefit of his son; and (ii) $54,425, the entire outstanding amount of D.H. Blair Investment Banking Corp.’s promissory note, including principal and accrued interest, was applied to the subscriptions made by three affiliates of D.H. Blair Investment Banking Corp. As of May 15, 2008, an aggregate amount of $117,119 was outstanding under the promissory notes.

As of March 10, 2008, we entered into a Revolving Credit Note with Mr. Joseph K. Pagano, our Chief Executive Officer and the Chairman of our Board of Directors, which provides for interest-free loans to the Company. Under the Revolving Credit Note, during March and April of 2008, Mr. Pagano made loans to the Company in the aggregate amount of $106,914, which were used to finance our operating activities. The Revolving Credit Note matures on March 10, 2009 and Mr. Pagano may demand the payment of all of the outstanding principal amount of all borrowings under the Revolving Credit Note at any time prior to the maturity date. Upon the occurrence of certain specified events, the entire outstanding balance of the borrowings under the Revolving Credit Note automatically becomes immediately due and payable. The total aggregate amount of $106,914 was applied to Mr. Pagano’s subscription in the Company’s financing that is discussed below. As of the date hereof, there are no borrowings outstanding under the Revolving Credit Note.

On May 9, 2008, we closed on a $750,000 financing, consisting of cash in the amount of $563,986 and the conversion of $186,013 of indebtedness. Participants in the financing entered into Subscription Agreements for an aggregate of 3,947,368 shares of common stock, based on the closing price of $0.19 per share of our common stock on the closing date. Issuance of the shares is subject to stockholder approval of the amendment to our Certificate of Incorporation to increase the number of shares of our authorized Common Stock. In the event that stockholder approval of the amendment to our Certificate of Incorporation is not obtained, the shares subscribed for in May will not be issued and the subscription for shares of Common Stock will be converted into a subscription for an unsecured promissory note in the amount of the respective purchase prices for each participant. If issued, the promissory notes will be evidenced by a promissory note maturing on the anniversary of the date of issuance, and bearing interest at 10% per annum. The promissory notes may be prepaid at any time prior to the maturity date without penalty or premium but only if we provide the full payment of the outstanding principal and accrued interest through the payment date. Upon the occurrence of certain specified events, the entire outstanding balance of the promissory notes automatically becomes immediately due and payable. We are presently targeting to raise an additional $200,000 from the investors who participated in the May 9, 2008 closing on terms that are substantially similar in all material respects to the terms of the May 9, 2008 financing.

Eleven of our largest stockholders (each holding 50,000 or more shares of our common stock) subscribed in the financing, of which the following are holders of 5% or more of our common stock: Joseph K. Pagano, Frederick R. Adler, Longview Partners L.P., The Joseph A. Pagano Jr. 2007 Trust and Samuel A. Rozzi, who subscribed for $122,325, $109,350, $112,125, $100,350 and $95,775, respectively. Also, Mr. Pagano serves as our Chairman and Chief Executive Officer, and Mr. Adler is a member of our Board of Directors. The general partner of Longview Partners L.P. is Susan Chapman, an adult daughter of Mr. Adler.

Certain of the investors utilized the amounts outstanding under the June 2007 loans described above toward the payment for their subscription. All other amounts due to the Lenders may be repaid from the proceeds of the May 2008 financing to the extent that the loans are not applied our anticipated additional capital raise.

CORPORATE GOVERNANCE

Board of Directors

At the date of this Proxy Statement, the Board of Directors consists of four members, Messrs. Pagano, Adler, Livelli and Lundh. Mr. Livelli is not standing for reelection at the Annual Meeting. Each of

Messrs. Pagano, Adler and Lundh has been nominated for election at the Annual Meeting to serve for a one year term expiring at our annual meeting of stockholders in 2009 or until his successor is elected.

Our Common Stock trades on the OTCBB, which currently does not have director independence requirements. Messrs. Adler, Livelli and Lundh have been deemed by our Board of Directors to be “independent” directors, as defined under the standards of independence set forth in the Marketplace Rules of the NASDAQ Stock Market, although these independent director standards do not directly apply to us because we do not have any securities that are listed on NASDAQ. In determining independence, the Board of Directors has affirmatively determined, among other items, whether the directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibility of a director.

The Board of Directors held three meetings during 2007. Each of our directors attended at least seventy-five percent of the aggregate of all meetings of the Board of Directors except for Mr. Livelli. Although we have not adopted a policy with regard to board member attendance at the Annual Meeting, we encourage such attendance by directors. We first commenced operations in November 2006 and did not hold an Annual Meeting in 2007.

Stockholders who wish to communicate with any of our directors or the Board of Directors may do so by writing to the director or the Board of Directors in care of our Chairman, at 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401. Communications received will be forwarded directly to the director to whom it is addressed. If the communication is addressed to the Board of Directors and no particular director is named, the communication will be forwarded to all members of the Board of Directors.

Committees

We do not and, for at least the near future, do not expect to have an audit, nominating or compensation committee or related charters because we believe that our Board of Directors is capable of performing the respective functions of the foregoing committees as a result of our size.

The Board of Directors has determined that Frederick R. Adler qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise and that Mr. Adler is an “independent” director, as defined under the standards of independence set forth in the Marketplace Rules of the NASDAQ Stock Market, although these independent director standards do not directly apply to us because we do not have any securities that are listed on NASDAQ.

The Board of Directors is responsible for filling vacancies on the Board of Directors at any time during the year, and for nominating director nominees to stand for election at the annual meeting of stockholders. The Board of Directors has not adopted any specific minimum qualifications that must be met by any Board of Directors recommended director nominee. In general, however, the Board of Directors identifies and evaluates nominees by considering, among other factors, the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Directors believe would enhance the effectiveness of the Board of Directors and our governance. We have not adopted any formal policy with regard to the consideration of director nominees that are recommended by stockholders. The Board of Directors believes that it is appropriate to consider any such recommendations on a case-by-case basis and will evaluate a nominee on the same basis if the individual is recommended by a stockholder. Stockholders who wish to make such recommendations should write to the Board of Directors in care of our Chairman, at 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401. The Board of Directors does not generally utilize the services of search firms or consultants to assist in identifying and screening potential candidates.

The Board of Directors is responsible for setting the compensation of our executive officer and directors. Mr. Pagano is not compensated for the services he provides as our Chief Executive Officer other than with respect to reimbursement of out of pocket expenses actually incurred. In the future, if and when our operations so dictate, we may approve payment of salaries for our executive officer and directors, but currently, no such plans have been approved. We also do not currently provide Mr. Pagano with any benefits, such as health insurance, life insurance or any other such benefits. Typically, our directors are not compensated for the services they provide other than with respect to reimbursement of out of pocket expenses actually incurred. In the future, if and when our operations so dictate, we may approve payment of retainers for our directors, but currently, no such plans have been approved. The Board of Directors relies heavily on the input and recommendations of Mr. Pagano in setting compensation.

Code of Ethics

We have not yet adopted a formal code of ethics governing our executive officer and directors. We have not adopted a code of ethics because we have minimal operations. Our Board of Directors will address this issue in the future when determined to be appropriate. In the meantime, our management intends to promote honest and ethical conduct, full and fair disclosure in our reports to the SEC, and compliance with applicable governmental laws and regulations.

AUDIT COMMITTEE REPORT

Management is responsible for our system of internal controls and the overall financial reporting process. Our independent registered public accounting firm, Raich Ende Malter & Co. LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon.

During 2007, the Board of Directors reviewed and discussed the audited financial statements with management. The Board of Directors has also discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61. The Board of Directors has received the written disclosures and letter from Raich Ende Malter & Co. LLP required pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Raich Ende Malter & Co. LLP its independence.

Taking all of these reviews and discussions into account, the members of the Board of Directors whose names are listed below, recommended to the Board of Directors that it approve the inclusion of the audited financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2007, for filing with the SEC.

Members of the Board of Directors
     Joseph K. Pagano, Chairman
     Frederick R. Adler
     Erik R. Lundh

RELATIONSHIP WITH INDEPENDENT AUDITORS

Raich Ende Malter & Co. LLP has served as our independent registered public accounting firm for the 2007 and 2006 fiscal years and has been selected to serve in that capacity for the 2008 fiscal year. It is anticipated that a representative of Raich Ende Malter & Co. LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

The following table sets forth fees billed to us by our auditors during the fiscal years ended December 31, 2007 and 2006 for: (i) services rendered for the audit of our annual financial statements, (ii) services by our auditors that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

	December 31, 2006	December 31, 2007

Audit Fees	$58,000	$35,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Fees	$58,000	$35,000

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and services that are normally provided by Raich Ende Malter & Co. LLP in connection with statutory and regulatory filings or engagements.

We currently do not have a designated audit committee, and accordingly, our Board of Directors’ policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The independent auditors are required to periodically report to our Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. During 2007, all of the audit fees were pre-approved by our Board of Directors.

Copies of our Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2007 and our other annual, quarterly and current reports we file with the Securities and Exchange Commission (the “SEC”), and any amendments to those reports, are available free of charge to any stockholder requesting it in writing to our Secretary, at SentiSearch, Inc., 1217 South Flagler Drive, 3rd Floor, West Palm Beach, FL 33401.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS

Joseph K. Pagano,
Chairman and Chief Executive Officer

West Palm Beach, Florida
May   , 2008

ANNEX A

The proposed amendment to the Certificate of Incorporation of the Corporation is as follows:

Article FOURTH of the existing Certificate of Incorporation is amended by deleting the present Article FOURTH in its entirety and inserting in lieu thereof the following Article FOURTH:

“The total number of shares of common stock which the corporation shall have the authority to issue is twenty million (20,000,000) shares, having a par value of $.0001 per share.”

A-1

ANNUAL MEETING OF STOCKHOLDERS OF
SENTISEARCH, INC.
June 24, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   ê
     20330000000000000000 9                                                             062408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Approval of an amendment to the SentiSearch, Inc. Certificate of Incorporation to increase the number of authorized shares of Common Stock:	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Joseph K. Pagano
		¡	Frederick R. Adler
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Erik R. Lundh
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, AND “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

☐	FOR ALL EXCEPT (See instructions below)

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The stockholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each of which has been furnished herewith.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SENTISEARCH, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 24, 2008.
      Joseph K. Pagano and Frederick R. Adler and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock, par value $0.0001 per share, of SentiSearch, Inc. held of record by the undersigned on May 23, 2008, at the Annual Meeting of Stockholders to be held at 10:30 a.m. Eastern time on June 24, 2008, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, 31st Floor, New York, New York 10103 and any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

(Continued and to be signed on the reverse side)
14475

ANNUAL MEETING OF STOCKHOLDERS OF
SENTISEARCH, INC.
June 24, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20330000000000000000 9	062408
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR ” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “ FOR ” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Joseph K. Pagano Frederick R. Adler
		¡	Erik R. Lundh
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of an amendment to the SentiSearch, Inc. Certificate of Incorporation to increase the number of authorized shares of Common Stock:	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS, AND “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. The stockholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each of which has been furnished herewith.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.